Exhibit 99.1

News Release

JLL Reports Financial Results for First-Quarter 2024
Diluted earnings per share were $1.37, up from a loss of $0.19 last year; adjusted diluted earnings per share1 were $1.78, up from $0.71
CHICAGO, May 6, 2024 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the first quarter of 2024. Modestly higher Transactional revenues, following a softer 2023, complemented continued Resilient business line revenue growth and the benefits of cost mitigation actions taken over the last twelve months to drive strong profit performance.
•First-quarter revenue was $5.1 billion, up 9% in local currency1
•Resilient6 revenues collectively increased 12% in local currency and Transactional6 revenues collectively increased 1% in local currency
◦Work Dynamics achieved double-digit growth, highlighted by continued momentum in Workplace Management from recent wins
◦Property Management, within Markets Advisory, increased 8% with contributions from most geographies
◦Capital Markets delivered broad-based growth, up 6%, despite first-quarter investment sales market volumes being at a 12-year low
◦Leasing, within Markets Advisory, increased 2% as performance in the U.S. office sector outpaced declines in other regions and sectors
•Bottom-line improvement reflected revenue growth and the benefit of cost mitigation actions
"JLL’s strong start to 2024 was driven by growth in both our resilient and transactional business lines. In addition, the impact of our cost actions over the last year allowed us to meaningfully improve our profitability while still investing in our business to take advantage of growth opportunities ahead,” said Christian Ulbrich, JLL CEO. “With an uncertain outlook, our clients are relying on JLL’s advisory services, data capabilities and real estate expertise more than ever. We continue to execute on our strategy, focusing on helping our clients navigate a difficult commercial real estate environment and delivering value for our stakeholders."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended March 31,
	2024	2023	% Change in USD	% Change in LC

Revenue	$5,124.5	$4,715.5	9%	9%

Net income (loss) attributable to common shareholders	$66.1	$(9.2)	818%	883%
Adjusted net income attributable to common shareholders[1]	86.0	34.2	151	167

Diluted earnings (loss) per share	$1.37	$(0.19)	821%	871%
Adjusted diluted earnings per share[1]	1.78	0.71	151	168

Adjusted EBITDA[1]	$187.1	$112.9	66%	70%

Cash flows from operating activities	$(677.5)	$(716.3)	5%	n/a
Free Cash Flow[5]	(720.7)	(765.6)	6	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for First-Quarter 2024 - Page 2
Consolidated First-Quarter 2024 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2024	2023
Markets Advisory	$950.1	$906.4	5%	5%
Capital Markets	377.6	357.1	6	6
Work Dynamics	3,639.5	3,276.2	11	11
JLL Technologies	53.9	61.4	(12)	(12)
LaSalle	103.4	114.4	(10)	(8)
Total revenue	$5,124.5	$4,715.5	9%	9%
Gross contract costs[5]	$3,498.7	$3,133.3	12%	12%
Platform operating expenses	1,509.9	1,528.7	(1)	(1)
Restructuring and acquisition charges[4]	1.7	35.7	(95)	(96)
Total operating expenses	$5,010.3	$4,697.7	7%	7%
Net non-cash MSR and mortgage banking derivative activity[1]	$(9.0)	$(1.8)	(400)%	(405)%
Adjusted EBITDA[1]	$187.1	$112.9	66%	70%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for First-Quarter 2024 - Page 3
Revenue
Revenue increased 9% compared with the prior-year quarter. Businesses with Resilient revenues continued to deliver strong revenue growth, collectively up 12%, highlighted by Workplace Management, within Work Dynamics, up 15%, and Property Management, within Markets Advisory, up 8%. Transactional-revenue businesses were collectively up just over 1% as economic uncertainty and the current interest rate environment continued to weigh on client decision making. Transaction performance was led by Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, which grew 8%.
Refer to segment performance highlights for additional detail.
The following chart reflects changes in revenue ($ in millions), and percentage changes, for the first quarter of 2024 compared with 2023.
Revenue Growth by Segment (Q1 2024 vs. Q1 2023)

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JLL Reports Financial Results for First-Quarter 2024 - Page 4
Net income and Adjusted EBITDA
Net income attributable to common shareholders for the first quarter was $66.1 million, compared with a loss of $9.2 million in 2023, and Adjusted EBITDA was $187.1 million, compared with $112.9 million last year.
Diluted earnings per share for the first quarter were $1.37 compared with diluted loss per share of $0.19 in the prior year. Adjusted diluted earnings per share were $1.78 for the first quarter compared with $0.71 in 2023. The effective tax rates for the first quarters of 2024 and 2023 were 19.5% and 20.9%, respectively. Refer to Note 4 in the footnotes following the financial statements for detail on the lower restructuring and acquisition charges.
The growth in consolidated profit was primarily attributable to (i) higher revenues, particularly Resilient revenues as well as certain Transactional revenue streams like investment sales within Capital Markets, and (ii) the benefit of cost reduction actions executed in the last twelve months coupled with continued cost discipline.
The following chart reflects the aggregation of segment Adjusted EBITDA for the first quarter of 2024 and 2023.
Aggregation of Segment Adjusted EBITDA (in millions)

$200
$150
$100
$50
$—
$113
$72
$11
$26
$23
$(18)
$187
$95
$25
$51
$21
$(5)
Q1 2023
Q1 2024
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

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JLL Reports Financial Results for First-Quarter 2024 - Page 5
Cash Flows and Capital Allocation:
Net cash used in operating activities was $677.5 million for the first quarter of 2024, compared with $716.3 million in the prior-year quarter. Free Cash Flow5 was an outflow of $720.7 million this quarter, compared with an outflow of $765.6 million in the prior year. The year-over-year improvement was primarily due to an increase in cash provided by earnings driven by improved business performance.
In the first quarter of 2024, the company repurchased 110,726 shares for $20.1 million. There were no share repurchases in the first quarter of 2023. As of March 31, 2024, $1,073.5 million remained authorized for repurchase.
Net Debt, Leverage and Liquidity5:

	March 31, 2024	December 31, 2023	March 31, 2023

Total Net Debt (in millions)	$1,900.8	1,150.3	2,099.3

Net Leverage Ratio	1.9x	1.2x	2.0x

Corporate Liquidity (in millions)	$2,301.7	3,085.0	1,735.4
The increase in Net Debt from December 31, 2023, reflected typical seasonality and was primarily attributable to annual incentive compensation payments made in the first quarter. The Net Debt reduction from March 31, 2023, was largely attributable to improved cash flows from operations over the trailing twelve months ended March 31, 2024, compared with the twelve-month period ended March 31, 2023.
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JLL Reports Financial Results for First-Quarter 2024 - Page 6
Markets Advisory First-Quarter 2024 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2024	2023
Revenue	$950.1	$906.4	5%	5%
Leasing	497.3	487.0	2	2
Property Management	429.7	400.2	7	8
Advisory, Consulting and Other	23.1	19.2	20	20
Segment operating expenses	$871.7	$850.8	2%	3%
Segment platform operating expenses	566.8	571.7	(1)	(1)
Gross contract costs[5]	304.9	279.1	9	10
Adjusted EBITDA[1]	$95.3	$71.6	33%	33%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Markets Advisory revenue growth was largely driven by Property Management and a mid-single digit increase in U.S. Leasing revenue. Higher Property Management revenue was primarily attributable to portfolio expansions in the U.S., UK and Canada, including incremental revenue associated with pass-through expenses. U.S. Leasing growth, which follows a softer prior-year quarter, was led by the office sector, which saw increased deal size and transaction volumes. The current quarter growth in U.S. office was partially offset by industrial, globally, where deal size decreased. Consistent with the trend from recent quarters, economic uncertainty has delayed commercial real estate decision making, particularly for large-scale leasing actions where JLL has a greater presence.
The Adjusted EBITDA increase was predominantly driven by revenue growth and the continued impact of cost management actions taken in the last twelve months.
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JLL Reports Financial Results for First-Quarter 2024 - Page 7
Capital Markets First-Quarter 2024 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2024	2023
Revenue	$377.6	$357.1	6%	6%
Investment Sales, Debt/Equity Advisory and Other	258.7	240.6	8	8
Value and Risk Advisory	80.2	79.1	1	2
Loan Servicing	38.7	37.4	3	3
Segment operating expenses	$378.4	$365.2	4%	4%
Segment platform operating expenses	364.8	355.9	3	3
Gross contract costs[5]	13.6	9.3	46	50
Net non-cash MSR and mortgage banking derivative activity[1]	$(9.0)	$(1.8)	(400)%	(405)%
Adjusted EBITDA[1]	$25.0	$10.7	134%	145%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Capital Markets revenue increased across all business lines though market uncertainty persisted, especially around the future of interest rates. Investment Sales and Debt/Equity Advisory revenue increased compared to the prior-year quarter across most asset classes, with strength in Japan and Germany, most notably office. Investment Sales and Debt/Equity Advisory growth in the U.S. was low single digits but outperformed the broader market for investment sales, which declined 12% according to JLL Research.
The Adjusted EBITDA improvement was largely attributable to the revenue growth described above and the benefit associated with cost management actions taken over the trailing twelve months. These drivers overcame $5.7 million of headwind attributable to the year-over-year non-cash change in loan loss credit reserves as the slight increase to the reserve this quarter followed a decrease to the reserve last year.
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JLL Reports Financial Results for First-Quarter 2024 - Page 8
Work Dynamics First-Quarter 2024 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2024	2023
Revenue	$3,639.5	$3,276.2	11%	11%
Workplace Management	2,871.7	2,497.2	15	15
Project Management	656.4	676.3	(3)	(3)
Portfolio Services and Other	111.4	102.7	8	8
Segment operating expenses	$3,610.4	$3,270.0	10%	10%
Segment platform operating expenses	439.8	435.8	1	1
Gross contract costs[5]	3,170.6	2,834.2	12	12
Adjusted EBITDA[1]	$50.9	$25.7	98%	102%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Work Dynamics revenue growth was led by continued strong performance in Workplace Management, as 2023 contract wins and mandate expansions in the Americas further ramped up this quarter. This was partially offset by Project Management, where lower pass-through costs drove the decrease in revenue while management fees were flat. In addition, the quantum of new project contracts reflected softer leasing activity in 2023.
The increase in Adjusted EBITDA was primarily attributable to the (i) top-line performance described above, most notably from Workplace Management, (ii) the absence of $9 million of Tetris contract losses recognized in 2023, and (iii) continued cost discipline.
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JLL Reports Financial Results for First-Quarter 2024 - Page 9
JLL Technologies First-Quarter 2024 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2024	2023
Revenue	$53.9	$61.4	(12)%	(12)%
Segment operating expenses	$63.5	$83.5	(24)%	(24)%
Segment platform operating expenses(a)	62.3	79.9	(22)	(22)
Gross contract costs[5]	1.2	3.6	(67)	(68)
Adjusted EBITDA[1]	$(5.1)	$(18.2)	72%	73%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Included in Segment platform operating expenses is a reduction in carried interest expense of $0.1 million for the first quarter of 2024 and carried interest expense of $0.7 million for the first quarter of 2023 related to Equity (losses) earnings of the segment.

The decline in JLL Technologies revenue was partially due to 2023 cost-out activities in the business's go-to-market approach aimed at improving profitability and resulted in lower contract signings in the second half of 2023. In addition, the lower revenue reflected delayed decisions on technology spend from existing solutions clients, which included certain contract renewals.
The improvement in Adjusted EBITDA was driven by the reduction of certain expenses associated with cost management actions and improved operating efficiency over the trailing twelve months, which outpaced the impact of lower revenue.
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JLL Reports Financial Results for First-Quarter 2024 - Page 10
LaSalle First-Quarter 2024 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2024	2023
Revenue	$103.4	$114.4	(10)%	(8)%
Advisory fees	92.3	100.5	(8)	(7)
Transaction fees and other	8.9	10.4	(14)	(10)
Incentive fees	2.2	3.5	(37)	(38)
Segment operating expenses	$84.6	$92.5	(9)%	(9)%
Segment platform operating expenses	76.2	85.4	(11)	(11)
Gross contract costs[5]	8.4	7.1	18	19
Adjusted EBITDA[1]	$21.0	$23.1	(9)%	(2)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle’s decrease in revenue was primarily due to lower advisory fees, attributable to (i) valuation declines in assets under management ("AUM"), particularly in North America and (ii) lower fees in Europe as a result of structural changes to a lower-margin business. Transaction fees and incentive fees reflected the on-going global trend of dampened investment sales transaction volumes.
The slight decline in Adjusted EBITDA reflected lower revenues which were nearly offset by the benefit of cost management actions over the last twelve months and lower variable compensation accruals.
As of March 31, 2024, LaSalle had $89.7 billion of AUM. Compared with AUM of $93.5 billion as of March 31, 2023, the AUM as of March 31, 2024, decreased 4% in USD (3% in local currency). The net decrease in AUM over the trailing twelve months resulted from (i) $4.4 billion of dispositions and withdrawals, (ii) $3.4 billion of net valuation decreases, (iii) $0.7 billion of foreign currency decreases, partially offset by (iv) $4.2 billion of acquisitions and (v) $0.5 billion increase in uncalled committed capital and cash.
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JLL Reports Financial Results for First-Quarter 2024 - Page 11
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500® company with annual revenue of $20.8 billion and operations in over 80 countries around the world, our more than 108,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Monday, May 6, 2024, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the first quarter 2024 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2023, soon to be filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except share and per share data)	2024	2023

Revenue	$5,124.5	$4,715.5

Operating expenses:
Compensation and benefits	$2,415.6	$2,253.0
Operating, administrative and other	2,532.0	2,351.5
Depreciation and amortization	61.0	57.5
Restructuring and acquisition charges[4]	1.7	35.7
Total operating expenses	$5,010.3	$4,697.7

Operating income	$114.2	$17.8

Interest expense, net of interest income	30.5	26.3
Equity losses	(3.7)	(2.6)
Other income	1.5	0.1

Income (loss) before income taxes and noncontrolling interest	81.5	(11.0)
Income tax provision (benefit)	15.9	(2.3)
Net income (loss)	65.6	(8.7)

Net (loss) income attributable to noncontrolling interest	(0.5)	0.5

Net income (loss) attributable to common shareholders	$66.1	$(9.2)

Basic earnings (loss) per common share	$1.39	$(0.19)
Basic weighted average shares outstanding (in 000's)	47,485	47,555

Diluted earnings (loss) per common share	$1.37	$(0.19)
Diluted weighted average shares outstanding (in 000's)	48,280	47,555

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended March 31,
(in millions)	2024	2023
MARKETS ADVISORY
Revenue	$950.1	$906.4

Platform compensation and benefits	$462.5	$461.0
Platform operating, administrative and other	86.9	93.6
Depreciation and amortization	17.4	17.1
Segment platform operating expenses	566.8	571.7
Gross contract costs[5]	304.9	279.1
Segment operating expenses	$871.7	$850.8
Segment operating income	$78.4	$55.6
Add:
Equity earnings	0.4	0.3
Depreciation and amortization(a)	16.4	16.1
Other income	0.9	0.3
Net income attributable to noncontrolling interest	(0.1)	(0.2)
Adjustments:
Interest on employee loans, net of forgiveness	(0.7)	(0.5)
Adjusted EBITDA[1]	$95.3	$71.6

(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2024	2023
CAPITAL MARKETS
Revenue	$377.6	$357.1

Platform compensation and benefits	$287.6	$283.9
Platform operating, administrative and other	60.8	56.1
Depreciation and amortization	16.4	15.9
Segment platform operating expenses	364.8	355.9
Gross contract costs[5]	13.6	9.3
Segment operating expenses	$378.4	$365.2
Segment operating loss	$(0.8)	$(8.1)
Add:
Equity earnings	0.1	0.6
Depreciation and amortization	16.4	15.9
Other income (expense)	0.6	(0.2)
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	9.0	1.8
Interest on employee loans, net of forgiveness	(0.3)	0.7
Adjusted EBITDA[1]	$25.0	$10.7

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2024	2023
WORK DYNAMICS
Revenue	$3,639.5	$3,276.2

Platform compensation and benefits	$319.8	$305.0
Platform operating, administrative and other	99.3	111.5
Depreciation and amortization	20.7	19.3
Segment platform operating expenses	439.8	435.8
Gross contract costs[5]	3,170.6	2,834.2
Segment operating expenses	$3,610.4	$3,270.0
Segment operating income	$29.1	$6.2
Add:
Equity earnings	0.7	0.4
Depreciation and amortization	20.7	19.3
Net loss (income) attributable to noncontrolling interest	0.4	(0.2)
Adjusted EBITDA[1]	$50.9	$25.7

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2024	2023
JLL TECHNOLOGIES
Revenue	$53.9	$61.4

Platform compensation and benefits(a)	$47.3	$61.3
Platform operating, administrative and other	10.5	14.7
Depreciation and amortization	4.5	3.9
Segment platform operating expenses	62.3	79.9
Gross contract costs[5]	1.2	3.6
Segment operating expenses	$63.5	$83.5
Segment operating loss	$(9.6)	$(22.1)
Add:
Depreciation and amortization	4.5	3.9
Adjusted EBITDA[1]	$(5.1)	$(18.2)
Equity (losses) earnings	$(1.0)	$4.9
(a) Included in Platform compensation and benefits is a reduction in carried interest expense of $0.1 million for the first quarter of 2024 and $0.7 million of carried interest expense for the first quarter of 2023 related to Equity (losses) earnings of the segment.

	Three Months Ended March 31,
(in millions)	2024	2023
LASALLE
Revenue	$103.4	$114.4

Platform compensation and benefits	$61.3	$68.9
Platform operating, administrative and other	12.9	15.2
Depreciation and amortization	2.0	1.3
Segment platform operating expenses	76.2	85.4
Gross contract costs[5]	8.4	7.1
Segment operating expenses	$84.6	$92.5
Segment operating income	$18.8	$21.9
Add:
Depreciation and amortization	2.0	1.3
Net loss (income) attributable to noncontrolling interest	0.2	(0.1)
Adjusted EBITDA[1]	$21.0	$23.1
Equity losses	$(3.9)	$(8.8)

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended March 31,			Three Months Ended March 31,
(in millions)	2024	2023		2024	2023
Cash flows from operating activities[7]:			Cash flows from investing activities:
Net income (loss)	$65.6	$(8.7)	Net capital additions – property and equipment	$(43.2)	$(49.3)
Reconciliation of net income to net cash used in operating activities:			Capital contributions to investments	(17.4)	(32.8)
Depreciation and amortization	61.0	57.5	Distributions of capital from investments	5.7	9.2
Equity losses	3.7	2.6	Other, net	0.6	(1.1)
Distributions of earnings from investments	3.2	3.8	Net cash used in investing activities	(54.3)	(74.0)
Provision for loss on receivables and other assets	9.9	7.1	Cash flows from financing activities:
Amortization of stock-based compensation	11.2	16.7	Proceeds from borrowings under credit facility	2,760.0	2,668.0
Net non-cash mortgage servicing rights and mortgage banking derivative activity	9.0	1.8	Repayments of borrowings under credit facility	(1,990.0)	(1,793.0)
Accretion of interest and amortization of debt issuance costs	1.4	1.0	Net repayments of short-term borrowings	(18.7)	(62.3)
Other, net	(8.6)	0.9	Payments of deferred business acquisition obligations and earn-outs	(3.1)	(13.6)
Change in:			Repurchase of common stock	(20.0)	—
Receivables	156.2	160.6	Noncontrolling interest distributions, net	(1.5)	—
Reimbursable receivables and reimbursable payables	(193.4)	(181.6)	Other, net	(23.3)	(23.8)
Prepaid expenses and other assets	(18.7)	(26.5)	Net cash provided by financing activities	703.4	775.3
Income taxes receivable, payable and deferred	(24.4)	(43.7)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(9.7)	4.5
Accounts payable, accrued liabilities and other liabilities	(154.5)	(56.0)	Net change in cash, cash equivalents and restricted cash	$(38.1)	$(10.5)
Accrued compensation (including net deferred compensation)	(599.1)	(651.8)	Cash, cash equivalents and restricted cash, beginning of the period	663.4	746.0
Net cash used in operating activities	$(677.5)	$(716.3)	Cash, cash equivalents and restricted cash, end of the period	$625.3	$735.5

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	March 31,	December 31,		March 31,	December 31,
(in millions, except share and per share data)	2024	2023		2024	2023
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$396.7	$410.0	Accounts payable and accrued liabilities	$1,232.8	$1,406.7
Trade receivables, net of allowance	1,915.2	2,095.8	Reimbursable payables	1,612.0	1,796.9
Notes and other receivables	441.2	446.4	Accrued compensation and benefits	1,092.9	1,698.3
Reimbursable receivables	2,326.8	2,321.7	Short-term borrowings	124.6	147.9
Warehouse receivables	322.4	677.4	Short-term contract liability and deferred income	219.0	226.4
Short-term contract assets, net of allowance	322.2	338.3	Warehouse facilities	322.2	662.7
Prepaid and other	590.6	567.4	Short-term operating lease liability	158.1	161.9
Total current assets	6,315.1	6,857.0	Other	337.5	345.3
Property and equipment, net of accumulated depreciation	600.1	613.9	Total current liabilities	5,099.1	6,446.1
Operating lease right-of-use asset	744.0	730.9	Noncurrent liabilities:
Goodwill	4,569.1	4,587.4	Credit facility, net of debt issuance costs	1,381.4	610.6
Identified intangibles, net of accumulated amortization	762.6	785.0	Long-term debt, net of debt issuance costs	770.2	779.3
Investments	816.2	816.6	Long-term deferred tax liabilities, net	45.3	44.8
Long-term receivables	353.3	363.8	Deferred compensation	594.2	580.0
Deferred tax assets, net	490.2	497.4	Long-term operating lease liability	758.9	754.5
Deferred compensation plans	627.1	604.3	Other	425.7	439.6
Other	204.7	208.5	Total liabilities	$9,074.8	$9,654.9
Total assets	$15,482.4	$16,064.8

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	1,975.8	2,019.7
			Retained earnings	5,857.6	5,795.6
			Treasury stock	(901.2)	(920.1)
			Shares held in trust	(10.3)	(10.4)
			Accumulated other comprehensive loss	(628.9)	(591.5)
			Total company shareholders' equity	6,293.5	6,293.8
			Noncontrolling interest	114.1	116.1
			Total equity	6,407.6	6,409.9
			Total liabilities and equity	$15,482.4	$16,064.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income (loss) attributable to common shareholders and Adjusted diluted earnings (loss) per share,
(iii)Free Cash Flow, and
(iv)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Effective January 1, 2024, the definitions of Adjusted EBITDA and Adjusted net income attributable to common shareholders were updated to exclude certain equity earnings/losses as further described below. Comparable periods have been recast to conform to the revised presentation.
Also effective with first-quarter 2024 reporting, the company no longer reports the non-GAAP measures "Fee revenue" and "Fee-based operating expenses" following the conclusion of a comment letter from the Securities and Exchange Commission Staff in February 2024.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in our Leasing and Capital Markets businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (JLL Technologies and LaSalle) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended March 31,
(in millions)	2024	2023

Net income (loss) attributable to common shareholders	$66.1	$(9.2)
Add:
Interest expense, net of interest income	30.5	26.3
Income tax provision (benefit)	15.9	(2.3)
Depreciation and amortization(a)	60.0	56.5
EBITDA	$172.5	$71.3
Adjustments:
Restructuring and acquisition charges[4]	1.7	35.7
Net non-cash MSR and mortgage banking derivative activity	9.0	1.8
Interest on employee loans, net of forgiveness	(1.0)	0.2
Equity losses - JLL Technologies and LaSalle	4.9	3.9
Adjusted EBITDA	$187.1	$112.9

	Three Months Ended March 31,
(In millions, except share and per share data)	2024	2023

Net income (loss) attributable to common shareholders	$66.1	$(9.2)
Diluted shares (in thousands)(b)	48,280	47,555
Diluted earnings (loss) per share	$1.37	$(0.19)

Net income (loss) attributable to common shareholders	$66.1	$(9.2)
Adjustments:
Restructuring and acquisition charges[4]	1.7	35.7
Net non-cash MSR and mortgage banking derivative activity	9.0	1.8
Amortization of acquisition-related intangibles(a)	15.2	16.5
Interest on employee loans, net of forgiveness	(1.0)	0.2
Equity losses - JLL Technologies and LaSalle	4.9	3.9
Tax impact of adjusted items(c)	(9.9)	(14.7)
Adjusted net income attributable to common shareholders	$86.0	$34.2
Diluted shares (in thousands)	48,280	48,360
Adjusted diluted earnings per share	$1.78	$0.71
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) For the three months ended March 31, 2023, basic shares outstanding were used in the calculation of dilutive loss per share as the impact of unvested stock-based compensation awards would be anti-dilutive.
(c) For the first quarter of 2024 and 2023, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction.

Below is a reconciliation of net cash used in operating activities to Free Cash Flow5.

	Three Months Ended March 31,
(in millions)	2024	2023

Net cash used in operating activities	$(677.5)	$(716.3)

Net capital additions - property and equipment	(43.2)	(49.3)

Free Cash Flow[5]	$(720.7)	$(765.6)
Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended March 31,
($ in millions)	2024	% Change
Revenue:
At current period exchange rates	$5,124.5	9%
Impact of change in exchange rates	5.6	n/a
At comparative period exchange rates	$5,130.1	9%

Operating income:
At current period exchange rates	$114.2	542%
Impact of change in exchange rates	5.3	n/a
At comparative period exchange rates	$119.5	569%

Adjusted EBITDA:
At current period exchange rates	$187.1	66%
Impact of change in exchange rates	5.3	n/a
At comparative period exchange rates	$192.4	70%
2.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorable or unfavorable.
3.    As of March 31, 2024, LaSalle had $89.7 billion of real estate assets under management ("AUM"), composed of $46.2 billion invested in fund management vehicles, $40.2 billion invested in separate accounts and $3.3 billion invested in public securities. The geographic distribution was $29.4 billion in North America, $24.6 billion in Europe and $20.4 billion in Asia Pacific. The remaining $15.3 billion relates to Global Solutions which is a global business line.

    Compared with AUM of $89.0 billion as of December 31, 2023, the AUM as of March 31, 2024, increased 1% in USD (decreased 1% in local currency). The net increase in AUM during the quarter resulted from (i) $1.8 billion of foreign currency increases, (ii) $1.5 billion of acquisitions, (iii) $0.4 billion increase in uncalled committed capital and cash, partially offset by (iv) $2.0 billion of dispositions and withdrawals and (v) $1.0 billion of net valuation decreases.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $0.3 billion in private equity capital for the quarter ended March 31, 2024.
4.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended March 31,
(in millions)	2024	2023
Severance and other employment-related charges	$4.5	$25.7
Restructuring, pre-acquisition and post-acquisition charges	7.7	10.0
Fair value adjustments that resulted in a net decrease to earn-out liabilities from prior-period acquisition activity	(10.5)	—
Total Restructuring and acquisition charges	$1.7	$35.7
5.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month Adjusted EBITDA.
"Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
6.    The company defines "Resilient" revenue as (i) Property Management, within Markets Advisory, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets, (iii) Workplace Management, within Work Dynamics, (iv) JLL Technologies and (v) Advisory Fees, within LaSalle.
The company defines "Transactional" revenue as (i) Leasing and Advisory, Consulting and Other, within Markets Advisory, (ii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, (iii) Project Management and Portfolio Services and Other, within Work Dynamics and (iv) Incentive fees and Transaction fees and other, within LaSalle.
7.     Within the Consolidated Statements of Cash Flows, the company made certain presentation changes and recast prior-period information to conform with the current presentation. More specifically, the company recast certain components and captions within Cash flows from operating activities, which had no impact on previously-reported Net cash provided by operating activities or on the other consolidated financial statements.

Appendix: Additional Segment Detail

	Three Months Ended March 31, 2024
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue(a)	$497.3	429.7	23.1	$950.1	$258.7	80.2	38.7	$377.6	$2,871.7	656.4	111.4	$3,639.5	$53.9	$103.4	$5,124.5
Gross contract costs[5]	$4.2	298.5	2.2	$304.9	$11.1	2.5	—	$13.6	$2,663.1	445.9	61.6	$3,170.6	$1.2	$8.4	$3,498.7
Platform operating expenses				$566.8				$364.8				$439.8	$62.3	$76.2	$1,509.9
Adjusted EBITDA[1]				$95.3				$25.0				$50.9	$(5.1)	$21.0	$187.1
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $9.0 million for the three months ended March 31, 2024 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended March 31, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue(a)	$487.0	400.2	19.2	$906.4	$240.6	79.1	37.4	$357.1	$2,497.2	676.3	102.7	$3,276.2	$61.4	$114.4	$4,715.5
Gross contract costs[5]	$4.5	273.1	1.5	$279.1	$7.2	2.1	—	$9.3	$2,314.0	465.4	54.8	$2,834.2	$3.6	$7.1	$3,133.3
Platform operating expenses				$571.7				$355.9				$435.8	$79.9	$85.4	$1,528.7
Adjusted EBITDA[1]				$71.6				$10.7				$25.7	$(18.2)	$23.1	$112.9
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $1.8 million for the three months ended March 31, 2023 within Investment Sales, Debt/Equity Advisory and Other.